SMITH BARNEY CONCERT SERIES INC.

ARTICLES SUPPLEMENTARY


	Smith Barney Concert Series Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
	FIRST:  	The Charter of the Corporation presently authorizes
3,000,000,000 shares of capital stock, all of which is Common Stock, par value $.001 per share. The number of shares of Common Stock that the Corporation has authority to issue is hereby increased to 5,500,000,000 shares of Common Stock, par value $.001 per share, and the additional 2,500,000,000 shares are hereby classified as Common Stock shares of five series (each a "Series") of the Corporation, as follows:

	Series	Number of Shares

Select High Growth Portfolio	500,000,000
Select Growth Portfolio	500,000,000
Select Balanced Portfolio	500,000,000
Select Conservative Portfolio	500,000,000
Select Income Portfolio		500,000,000
	2,500,000,000

	SECOND:	The shares of each Series classified hereby shall have the
preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends qualifications, and terms and conditions of redemption set forth in Article V, paragraph (4) of the Articles of Incorporation, as amended, of the Corporation and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally.
	THIRD:	(a).  Immediately prior to these Articles Supplementary
becoming effective, the Corporation had authority to issue 3,000,000,000 shares of Common Stock, $.001 par value per share, with an aggregate par value of $3,000,000 classified in Article V, paragraph (4) of the Articles of Incorporation, as amended, as follows:
		"(4) There are hereby established and classified five
separate series of stock, each series comprised initially of six hundred million (600,000,000) shares of Common Stock, and each series having initially four classes of Common Stock invested in the common portfolio comprising the series, for an aggregate of twenty classes of common stock, each with a par value of one tenth of one cent ($.001) per share.  The Corporation's five series of stock shall be known initially as the 'High Growth Portfolio,'
'Growth Portfolio,' 'Balanced Portfolio,' Conservative Portfolio'
and 'Income Portfolio,' respectively, and the classes of common stock shall be known initially as 'Class A Common Stock', 'Class B
Common Stock', 'Class C Common Stock' and 'Class Y Common Stock'
of each respective series.  The Corporation shall be authorized to issue up to six hundred million shares of each of the Class A
Common Stock, Class B Common Stock, Class C Common Stock and Class
Y Common Stock of each respective series less, at any time, the total number of shares of all other classes of Common Stock of such series then issued and outstanding.  At no time may the
Corporation caused to be issued and outstanding more than six hundred million (600,000,000) shares of Common Stock of all four such classes in the aggregate of each of the series unless such number hereafter increase in accordance with the Maryland General
Corporation Law...."

			(b) Immediately upon these Articles Supplementary become effective, the Corporation has authority to issue 5,500,000,000 shares of Common Stock, $.001 par value per share, with an aggregate par value of $5,500,000, of which 3,000,000,000 shares are classified as set forth in paragraph (a) of this Article THIRD of these Articles Supplementary and 2,500,000,000 shares are classified as follows:


	Series	Number of Shares

Select High Growth Portfolio	500,000,000
Select Growth Portfolio	500,000,000
Select Balanced Portfolio	500,000,000
Select Conservative Portfolio	500,000,000
Select Income Portfolio		500,000,000
	2,500,000,000
	FOURTH:	The number of shares of capital stock that the Corporation
has authority to issue has been increased by the Board of Directors pursuant to Section 2-105(c) of the Maryland General Corporation Law. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended. The additional shares have been duly classified as aforesaid by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation.
	IN WITNESS WHEREOF, Smith Barney Concert Series Inc. has caused theses presents to be signed, as of the 28th day of October, 1996, in its name and on its behalf by its duly authorized officers, who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.


	SMITH BARNEY CONCERT
	SERIES INC.

WITNESS:


____________________________	_____________________________
Name: Caren Cunningham	Name: Heath B. McLendon
Title: Assistant Secretary	Title: Chairman of the Board


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